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                                                                   EXHIBIT 10.CA

     THIS AGREEMENT, made this 1 st day of July, 2000, by and between: HYDROMER, INC., a New Jersey Corporation with its office located at 35 Columbia Road, Branchburg, New Jersey 08876 ("HYDROMER");

and

     Becton, Dickinson and Company, Inc. with its corporate headquarters at 1 Becton Drive, Franklin Lakes, NJ 07417-1880 and AFFILIATES jointly and separably referred to as ("LICENSEE").


     WHEREAS, HYDROMER owns patent rights relating to the production of articles based on the art taught in certain patents; and

     WHEREAS, LICENSEE desires to obtain a license from HYDROMER under those patent rights to avoid any controversy regarding the commercialization of LICENSEE'S Hydrocath Assure product.\

     NOW, THEREFORE, in consideration of the premises and the performance of the mutual covenants herein contained, the parties hereto agree as follows:

     1.0 DEFINITIONS. For the purpose of this AGREEMENT, the following shall apply:

          1.1 "AFFILIATES" shall mean all corporations, partnerships, sole proprietors and other forms of business organizations, the business of which is controlled by Becton, Dickinson and Company, any corporation in which Becton, Dickinson and Company owns at least 50% of the stock entitled to vote for directors, and any corporation, firm, partnership, proprietorship or other form of business in which Becton, Dickinson and Company has the maximum amount of ownership interest permitted by local law.

               With respect to AFFILIATES, Becton, Dickinson and Company upon request will provide HYDROMER with the names, locations, addresses and interests of such AFFILIATES. Becton, Dickinson and Company hereby guarantees the obligations of its' AFFILIATES with respect to the terms of this Agreement as if the obligations are its own.

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NON-EXCLUSIVE LICENSE AGREEMENT with HYDROMER, INC                        Page-2
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          1.2 "PRODUCTS"

          1.3 "PATENT RIGHTS" means United States Patent No. 4,769,013 and foreign patents and patent applications based thereon or claiming priority from U.S. patent application # 416,906 filed 9/13/82 and further including but not limited to Canadian Patent No. 1,212,321, German Patent No. 3,379,573.8-08/EP, European Patent No. 119,248 and Japanese Patent No. 1,810,017 and any division, continuation, continuation-in-part, patent of addition, extension, substitution, confirmation, reexamination or reissue of said patents and applications.

          1.4 "NET SALES PRICE" shall mean the gross invoice price at which PRODUCTS are shipped to THIRD PARTIES, less discounts allowed to distributors, discounts allowed dealers, refunds, replacements or credits allowed to purchasers for return of PRODUCT or as reimbursement for damaged PRODUCT, freight, postage, insurance and other shipping charges, sales and use taxes, value added taxes, customs duties and any other governmental charges imposed on the production, importation, use or sale of PRODUCT except income taxes. Should LICENSEE sell PRODUCT in combination with other components or products, then the net sales price computation shall be based on the average net sales price charged during the applicable quarter by LICENSEE for the PRODUCT when separately invoiced or priced. In the event the PRODUCT has not been separately invoiced or priced during the applicable quarterly period, the applicable royalty rate shall be applied to the portion of the NET SALE PRICE of the kit or package in which PRODUCT is shipped that is equal to the portion of the cost of the kit or package attributable to the cost of PRODUCT. Thus, where the cost of PRODUCT is x% of the total cost of the kit or package, the applicable royalty rate shall be

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NON-EXCLUSIVE LICENSE AGREEMENT with HYDROMER, INC                        Page-3
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applied to x% of the NET SALES PRICE of the kit or package. Pursuant to section
4.0 and in accordance with the obligations stated therein, LICENSEE shall maintain the cost records used to ascertain x%.

               1.5 "TERRITORY" means worldwide.

               1.6 "THIRD PARTIES" means any person or entity other then
                    LICENSEE.

               1.7 "VALID CLAIM" shall mean a claim of an issued or granted patent within the PATENT RIGHTS so long as such claim shall not have been disclaimed by HYDROMER or shall not have been held invalid or not enforceable or not infringed by LICENSEE by a tribunal of competent jurisdiction from whose judgement no appeal is taken or allowed.

     2.0  GRANT.

               2.1 HYDROMER hereby grants LICENSEE a non-exclusive license to make, have made, use, sell, offer for sale and import PRODUCTS in the TERRITORY under the PATENT RIGHTS.

     3.0  ROYALTIES.

               3.1. As consideration for this grant of rights, LICENSEE will pay to HYDROMER the non-refundable sum of $25,000 representing royalties due and owing from the beginning of time until close of business on the day before this Agreement becomes effective, said amount being due in full upon execution of this AGREEMENT. Said sum will not become a credit against any royalties payable on or after the effective date of this Agreement.

               3.2 In addition to the payment provided in Paragraph 3.1 hereof , a running royalty payable quarterly will accrue from LICENSEE to HYDROMER for each PRODUCT shipped to THIRD PARTIES or for each quarter this License is in effect

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NON-EXCLUSIVE LICENSE AGREEMENT with HYDROMER, INC                        Page-4
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(whichever is greater), as set forth in Schedule A.

The obligation to pay royalties to HYDROMER is imposed only once with respect to the same unit of PRODUCTS regardless of the number of licensed patents covering the same. There shall be no obligation to pay HYDROMER under this Article on sales of PRODUCTS between LICENSEE and its AFFILIATES or between AFFILIATES but in such instances the obligation to pay royalties shall arise upon the sale by LICENSEE or AFFILIATES of PRODUCTS to THIRD PARTIES. Royalties due under this Article shall be deemed to accrue when PRODUCT is shipped to THIRD PARTIES and/or at the end of each quarter if the unit royalty is less then the quarterly royalty.


     4.0 ACCOUNTING. For accounting purposes, quarters will start on the first day of each January, April, July, and October, following the date of execution of this AGREEMENT and end on the last day of the next succeeding March, June, September, and December, respectively. Within forty-five (45) days after the close of each quarter hereof, LICENSEE shall render to HYDROMER a written report with respect to all royalty payments due hereunder, and with such report, pay in full in United States dollars all amounts due in respect of such quarter. To the extent sales may be made in a foreign country the rate of exchange to be used in computing the equivalent United States Dollars due to HYDROMER as royalty shall be the rate recited in the report entitled "Rates of Exchange" issued monthly by LICENSEE's International Financial Department which LICENSEE represents and warrants provides spot exchange rates for each foreign country where sales were made, on the last business day of the quarter when sales occurred, provided that payments based on sales in any foreign country shall be payable only after deducting for exchange and all other charges due foreign governments, including withholding taxes, arising from the origin and transmittal of such royalties, and further provided that the foregoing is subject to the right to make payment in any country

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NON-EXCLUSIVE LICENSE AGREEMENT with HYDROMER, INC                        Page-5
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where currency is blocked and where legal conversion of the currency billed cannot be made into United States Dollars by depositing such payments in HYDROMER's name in a bank designated by HYDROMER within such country. Such report shall indicate for such quarter the number of units, the NET SALES PRICE, and the amount of sales by LICENSEE, product code of PRODUCTS shipped by LICENSEE with respect to which royalty payments are due. LICENSEE shall keep accurate records in sufficient detail in accordance with its own document retention policy (which shall be provided to HYDROMER upon request) to enable the aforesaid payments to be determined, provided however all such records shall be maintained for a period of three years. At HYDROMER's request, LICENSEE, shall permit an independent certified public accountant acceptable to LICENSEE to have access once in each calendar year, during regular business hours and upon reasonable notice to LICENSEE, to such of the records of LICENSEE as may be necessary to verify the accuracy of the reports required under this AGREEMENT and received from LICENSEE by HYDROMER in the previous three calendar years; provided, however said accountant shall keep all information of LICENSEE confidential and shall disclose to HYDROMER and LICENSEE only the amount of any deficiency or overpayment found. In the event the deficiency exceeds 3% of royalty payments audited, LICENSEE shall bear the full costs of the audit. In the event of an overpayment or underpayment, HYDROMER or LICENSEE as the case may be shall repay such overpayment within 10 days of receiving the accountant's report which shall be deemed final and not subject to any challenge except for fraud. The failure of HYDROMER to request verification of any report during a three year calendar period starting on the January 1st, next occurring shall be considered acceptance of the accuracy of such report and LICENSEE shall have no obligation to maintain any records thereafter.

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NON-EXCLUSIVE LICENSE AGREEMENT with HYDROMER, INC                        Page-6
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     5.0  WARRANTY.

          5.1 HYDROMER warrants that it is the owner of all right, title and interest in and to the PATENT RIGHTS and has the unrestricted power and authority to grant the licenses as provided herein. HYDROMER represents that as of the date of this AGREEMENT it has no knowledge of any pending or threatened litigation against HYDROMER which might impair the rights licensed hereunder.

          5.2 HYDROMER shall indemnify, defend and hold harmless LICENSEE, its directors, officers, employees and agents from any and all loss, damage, demands, actions and causes of action, assessments, liabilities, costs and expenses which they may incur because of HYDROMER's breach of any representation or warranty

          5.3 Except for the warranty in section 5.1, the PATENT RIGHTS granted are granted AS IS. Except for claims under section 5.1 LICENSEE shall indemnify, defend and hold harmless HYDROMER, its directors, officers, employees and agents from any and all loss, damage, demands, actions and causes of action, assessments, liabilities, costs and expenses which they may incur associated directly or indirectly with the PRODUCTS, including but not limited to product liability, liability under the laws or regulations of any sovereignty with respect to medical devices or any export/import laws or regulations, provided however, LICENSEE shall have no duty to indemnify HYDROMER, if a court of competent jurisdiction finds that the claims are substantially due to any chemical products supplied by HYDROMER AND USED WITHOUT MODIFICATION by LICENSEE. LICENSEE recognizes that such chemical products supplied by HYDROMER may contain certain solvents which must be removed by proper processing and curing. Such processing and curing is the sole and exclusive responsibility and liability of LICENSEE.

          5.4 LICENSEE represents that the art taught by the PATENT RIGHTS has not

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NON-EXCLUSIVE LICENSE AGREEMENT with HYDROMER, INC                        Page-7
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been used on any product that LICENSEE makes, uses, sells, offers for sale or imports other then the PRODUCT.

     6.0  EFFECTIVE DATE AND TERM.

          6.1 This AGREEMENT will become effective on the day and year first written above and expire upon the expiration of the last to expire of the PATENT RIGHTS, except that after expiration of the U.S. PATENT RIGHTS, royalties will continue to be paid only on sales of PRODUCTS in countries in which unexpired patents are in effect. After such expiration of this AGREEMENT, LICENSEE shall have the right to make, have made, use, sell, offer for sale or import PRODUCT without the further payment of royalty or otherwise accounting to HYDROMER.

          6.2 If either party hereto shall commit any breach of the provisions of this AGREEMENT, and shall not, within thirty (30) days' written notice of such breach by the other party hereto, correct such breach then such other party may, by written notice to the breaching party, immediately terminate this AGREEMENT. The right of either party to take such action shall not be affected in any way by its failure to take any action with respect to any previous breach.

          6.3 LICENSEE shall have the right to terminate this AGREEMENT on sixty (60) days advance written notice to HYDROMER provided LICENSEE is then not in material breach of any provisions herein.

          6.4 If either party should exercise its right to terminate this AGREEMENT, under any applicable provision of this AGREEMENT, then LICENSEE's rights and licenses under Sections 2 shall immediately terminate. Termination of this AGREEMENT shall not relieve either party of obligations incurred prior to termination.

     7.0  INFRINGEMENT.

          7.1  Should any patent infringement action be brought against

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NON-EXCLUSIVE LICENSE AGREEMENT with HYDROMER, INC                        Page-8
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LICENSEE in any country of the TERRITORY as a result of LICENSEE's exercising of rights granted to it hereunder, then in respect of such country, LICENSEE shall have the right to suspend payment of royalties due to HYDROMER in that country until such time as the action is resolved, although such royalties shall continue to accrue. If the action is resolved favorably to LICENSEE, all accrued royalties shall immediately be paid to HYDROMER. If the action is resolved unfavorably to LICENSEE, then accrued and future royalties shall by extinguished in that country. The foregoing shall be HYDROMER's sole and exclusive liability to LICENSEE in the event of such an infringement suit.

          7.2 HYDROMER shall take reasonable steps to abate any third party infringement of PATENT RIGHTS with respect to products which compete with PRODUCTS. If HYDROMER does not take steps reasonably calculated to abate such third party infringement or require such third party to pay a royalty to HYDROMER under a license to PATENT RIGHTS, then LICENSEE shall have no obligation to pay any royalties to HYDROMER, and such royalties shall be forgiven, but only to the extent forgiven to such third party, for the manufacture, use, importation, sale, offer for sale of PRODUCTS until such time as the third party infringement stops or such third party accepts a license from HYDROMER under PATENT RIGHTS for products that compete with PRODUCTS.

     8.0  MOST FAVORED LICENSEE

          8.1 If HYDROMER grants to any THIRD PARTY manufacturer of products which compete with PRODUCTS, a license under PATENT RIGHTS which permits such third party to make, have made, use, offer to sell, sell or import such PRODUCT at royalty rates which, calculated on an equivalent basis, are lower then those provided in this Agreement, then HYDROMER will notify LICENSEE in writing within ten 10 days after the execution by HYDROMER of such license and reduce the royalty hereunder, effective on

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NON-EXCLUSIVE LICENSE AGREEMENT with HYDROMER, INC                        Page-9
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the date on which they become effective in such license.

     9.0  RELEASE

          9.1 HYDROMER irrevocably releases LICENSEE and all purchasers and users of PRODUCT acquired mediately or immediately, from LICENSEE from all claims, demands and rights of action which HYDROMER may have on account of any infringements or alleged infringement of any PATENT RIGHTS by the manufacture, use, importation, sale, offer for sale or other disposition of PRODUCT which, prior to the Effective Date, were manufactured, used, imported, sold, shipped or offered for sale by LICENSEE.

     10.0 CONFIDENTIALITY.

          10.1 During the term of this LICENSE, LICENSEE may request the support of Hydromer's technical personnel for the purpose of evaluating the processes used by LICENSEE. Both parties recognize and agree that such processes are initially the proprietary property of LICENSEE. In the case of any improvement by HYDROMER such improvement is proprietary to HYDROMER and shall be included in this LICENSE.

          10.2 In addition HYDROMER and LICENSEE would like to engage in technical discussions concerning LICENSEE's PRODUCTS and processes for coating those PRODUCTS which existed prior to the date of this License with respect to HYDROMER"s chemical products relating to hydrophilic lubricous coatings using coating techniques and curing processes to graft such products to the PRODUCTS (hereinafter referred to as "CONFIDENTIAL INFORMATION" of each party as the context indicates) for the purpose of enabling the parties to evaluate LICENSEE"s use of HYDROMER"s coatings on LICENSEE"s PRODUCTS.

These discussions between HYDROMER and LICENSEE may involve the exchange of CONFIDENTIAL INFORMATION from one party to the other, the parties agree that any

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NON-EXCLUSIVE LICENSE AGREEMENT with HYDROMER, INC                       Page-10
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disclosure of CONFIDENTIAL INFORMATION to the other shall be made, under the following terms and conditions:

(a) In the event that one party finds it desirable or necessary in any discussion to disclose to the other party its CONFIDENTIAL INFORMATION, the recipient agrees that, for a period of five (5) years after the expiration or termination of this Agreement, it shall not use for its own benefit or disclose any information it receives from the discloser that is marked confidential or otherwise indicated as confidential to anyone not employed by the recipient or its affiliated companies and having a need to know such information without the discloser's consent, and shall take the same degree of precautions in accordance with procedures which it follows with respect to its own confidential information to avoid disclosure of such information and shall use such CONFIDENTIAL INFORMATION only for the purpose of this Agreement.

     (b) Both parties hereto agree that information received from the discloser shall not be deemed confidential, and the recipient shall have no obligation with respect to any such information, which: is already known to the recipient as established by the recipient's written records; or is or becomes generally known in the trade or business pertaining to such information or otherwise becomes publicly known, through no wrongful act of the recipient; or is rightfully received from a third party without restriction and without breach of this Agreement; or is approved for release by written authorization by the discloser; or is developed independently of any disclosure made hereunder as established by the recipient's written records.

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     (c)  Subject to the various provisions hereof, all written information delivered by the discloser to the recipient pursuant to this Agreement shall be and remain the discloser's property, and all such written information, and copies thereof, shall be promptly returned to the discloser upon written request of the discloser. However, the recipient shall be entitled to retain one (1) archival copy of all such information strictly for legal purposes.

     (d) Each party hereto represents and warrants to the other party that it is under no obligation to any third party that would interfere with its ability to reveal the details of its information to the other party hereto.

     11.0 GENERAL.

          11.1 ASSIGNMENT. This AGREEMENT and all rights and obligations hereunder shall be binding upon and shall inure to the benefit of the respective successors of HYDROMER and LICENSEE. Neither LICENSEE nor HYDROMER shall have the right to assign any or all of its rights and delegate its obligations under this AGREEMENT without the prior written consent of the other party which consent could be subject to certain reasonable conditions including but not limited to further assurances to perform the obligations herein, guarantees of performances and/or guarantees of royalty payments by an assignee.

          11.2 ENTIRE AGREEMENT. This AGREEMENT contains the entire agreement between the parties hereto in respect of the subject matter hereof. This AGREEMENT may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing signed by a duly authorized officer or representative of each of the parties hereto.

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          11.3 WAIVER AND SEVERABILITY. The waiver by either of the parties of any breach of any provision hereof by the other party shall not be construed to be a waiver of any succeeding breach of such provision of a waiver of the provision itself.

          11.4 COLLECTION. In the event Hydromer must employ or retain a collection agency and/or an attorney to aid in the collection of royalties to the extent LICENSEE is in breach of the provisions of this LICENSE in respect to the payment thereof, LICENSEE agrees to compensate HYDROMER for any fees/costs paid to such party.

          11.5 GOVERNING LAW. This AGREEMENT shall be construed and interpreted in accordance with the laws of the State of New Jersey and the courts of the State of New Jersey shall have jurisdiction over the parties including AFFILIATES and all matters arising hereunder. LICENSEE agrees that service on Becton, Dickinson and Company, Inc., 1 Becton Drive, Franklin Lakes, NJ 07417-1880 shall constitute service on Becton, Dickinson and Company and all AFFILIATES simultaneously.

          11.6 INVALIDITY. If any of the provisions of this AGREEMENT, or part thereof, is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this AGREEMENT. 11.7 NOTICE. Any notice required or to be given hereunder shall be considered delivered when deposited, postage prepaid, in the United States mail, registered mail, to the address of the other party as specified below or as subsequently modified in writing by the parties.

          IF TO HYDROMER:

                           Hydromer, Inc.
                           35 Columbia Road
                           Branchburg, New Jersey  08876
                           Attn:  Manfred F. Dyck, President

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                   IF TO LICENSEE:

                           Becton, Dickinson and Company
                           1 Becton Drive
                           Franklin Lakes, N.J.  07417-1880
                           Att: Chief Intellectual Property Counsel

          11.8 NO ADMISSION, RESTORATION. By entering into this Agreement, LICENSEE is not admitting that its Hydrocath Assure product falls within the claims of PATENT RIGHTS. Instead, LICENSEE expressly reserves the right, and HYDROMER expressly recognizes LICENSEE's right, to terminate this Agreement pursuant to section 6.3.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed themselves and as agents for and guarantors of, AFFILIATES, effective the day and year set forth above.

Becton Dickinson and Company and all AFFILIATES

By:
   -------------------------------------------

Title:
      --------------------------------

Date:
     ------------------------


HYDROMER, Inc.


By:
   -------------------------------------------

Title:
      --------------------------------

Date:
     ------------------------

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Schedule A:

Licensee shall be obligated to pay a royalty computed as the greater of the Royalty calculated based on a percent or a fixed amount.

Quarter                Royalty %                 Fixed amount

1 st quarter           2.5                       $ 5,000
beginning
  July 1, 2000)



and each quarter       2.5                       $ 5,000
thereafter